Exhibit 10.1


                                 LOAN AGREEMENT

      This Loan Agreement, dated as of November 12, 2007, (this "Agreement") is entered into by and between Raven biotechnologies, inc., a Delaware corporation (the "Company"), and VaxGen, Inc., a Delaware corporation (the "Lender").

                                    RECITALS

      A. The Company and Lender are in the process of negotiating a merger transaction pursuant to which the Company would become a wholly-owned subsidiary of Lender (the "Merger Transaction"), pursuant to an Agreement and Plan of Merger dated as of November 12, 2007 (the "Merger Agreement").

      B. On the terms and subject to the conditions set forth herein, Lender is willing to purchase from the Company, and the Company is willing to sell to Lender the promissory note described below.

      D. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:


      1. The Loan.

         (a) Issuance of Note. The Lender has agreed to lend to the Company up to Six Million Dollars ($6,000,000.00) in principal (the "Total Loan Amount") in return for a secured promissory note in the form of Exhibit A hereto (the "Note") and a Security Agreement in the form of Exhibit B hereto (the "Security Agreement"). As more fully set forth in Section 4(e) below, the Lender and the Company have agreed that the Lender may pay off and discharge the VLL Loan (as defined below). The Total Loan Amount shall be increased by the amount, if any, the Lender pays to VLL (as defined below).


         (b) Advances. Subject to and upon the terms and conditions set forth below, the Company may request advances of funds under the Note (each, an "Advance") in accordance with Schedule 1 attached hereto (the "Schedule of Advances") in an aggregate outstanding amount not to exceed the Total Loan Amount, commencing on December 1, 2007. As further described on Schedule 1 and in accordance with the terms of Schedule 1, a portion of each Advance may be made in the form of services provided to Company by Lender. Each Advance to the Company under the Note shall be subject to the satisfaction of the following conditions precedent (unless waived in writing by the Lender): (i) each of the representations and warranties contained in this

Agreement and the Security Agreement must be true and accurate in all material respects as of the date of such advance, and (ii) the Company must have performed all of its obligations under this Agreement, the Merger Agreement, the Note and the Security Agreement. The Lender's obligation to make any Advances shall terminate upon the earliest of: (1) consummation of Merger I (as defined in the Merger Agreement), (2) April 1, 2008, provided that, if Lender reasonably determines in good faith that the Merger Agreement will not be consummated on or before April 15, 2008, due to the SEC requiring either Lender or the Company to file audited fiscal year financial statements for the period ended December 31, 2007, and which financial statements are not reasonably expected to be completed prior to April 15, 2008, then the Lender's obligation to make further Advances shall terminate March 31, 2008, (3) 30 days following termination of the Merger Agreement for any reason other than a breach by the Company of its obligations under the Merger Agreement or the Company's determination to pursue a Razor Alternative Transaction (as defined in the Merger Agreement), or (4) the date of termination of the Merger Agreement by the Lender due to the breach by the Company of its obligations under the Merger Agreement, or as a result of the Lender's determination to pursue a Panther Alternative Transaction in which the Lender pays the breakup fee as set forth in the Merger Agreement.

         (c) Use of Proceeds. The proceeds of each Advance shall be used solely for operating expenses of the Company as set forth on Schedule 2 hereto, and shall not be used for any fees, expenses or costs of the Company or any affiliate of the Company relating to the Merger Transaction or with respect to any compensation, retention and/or severance obligations of the Company. The Company hereby authorizes the Lender and its designated representatives during normal business hours and upon reasonable notice, to conduct a review of the Company's books and records sufficient to reasonably satisfy the Lender that the proceeds of the Advances were used as set forth in the first sentence of this
Section 1(c).

         (d) Payments of Advances. The Lender will make all advances to the Company in immediately available funds by 11:00 a.m. Pacific time on the date such advancement is due pursuant to Schedule 1 hereto to the account for the benefit of the Company as set forth on Schedule 1 hereto

      2.  Representations and Warranties of the Company.  Except as set forth on
Schedule 3 hereto, the Company represents and warrants to the Lender that:

         (a) Due Incorporation, Qualification, etc. The Company (i) is a corporation validly existing and in good standing under the laws of the state of Delaware; (ii) has the power to carry on its business as now conducted; and
(iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company's business, properties, assets, liabilities, prospects, financial condition, operations or otherwise (a "Material Adverse Effect").

         (b) Authority. The execution, delivery and performance by the Company of each Transaction Document (as defined in Section 5 below) to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

         (c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate or Bylaws ("Charter Documents") or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person or entity to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

         (e) Approvals and Filings. Except for applicable federal and state securities filings, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any person or entity) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

         (f) Valid Issuance. The Note, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued and will be free of any liens or encumbrances; provided, however, that the Note may be subject to restrictions on transfer under state and/or federal securities laws and under the Transaction Documents.

         (g) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or
(ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, would reasonably be expected to have a Material Adverse Effect.

         (h) Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened before any court, administrative agency, or other governmental body (nor, to the Company's knowledge, is there any basis for any such action, suit, proceeding or investigation) that might result, either individually or in the aggregate, in any Material Adverse Effect. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company intends to initiate.

         (i) Title to Property and Assets. The Company has good and marketable title to all of its properties, intangible and tangible assets that it owns free and clear of all mortgages, liens, loans, claims and encumbrances, except liens for current taxes and assessments not yet due and minor liens and encumbrances which arise in the ordinary course of business and which do not, in any case, in the aggregate, materially detract from the value or use of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances.

      3. Representations and Warranties of The Lender. The Lender hereby represents and warrants to the Company as follows:

         (a) Binding Obligation. The Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to the Lender is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (b) Securities Law Compliance. The Lender has been advised that the Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Lender is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act.

      4. Covenants of the Company.

         (a) No New Indebtedness. Prior to the earliest of: (i) the Maturity Date (as set forth in the Note) or (ii) the payment in full of all obligations pursuant to the Note, the Company shall not without the consent of the Lender create, incur, assume or suffer to exist new indebtedness which is senior in priority of payment to the Note; provided, however, that such limitation shall not apply to unsecured trade debt incurred in the ordinary course of the Company's business.

         (b) Monthly and Quarterly Financials. The Company shall forward, or cause to be forwarded to the Lender by electronic mail, followed promptly by a version in writing, (a) the Company's monthly financial statements prepared in accordance with GAAP (subject to normal year-end adjustments) as soon as available, and in any event within twenty-eight (28) days after the end of each month; and (b) the Company's quarterly consolidated and consolidating financial statements prepared in accordance with GAAP (including a quarterly balance sheet, profit and loss statement and cash flow statement for such quarter) as soon as available, and in any event within forty-five (45) days from the end of each quarter.

         (c) Payments and Obligations to the Lender. The Company shall make all payments of principal, interest and other charges as and when due under the Note, shall perform or comply with, as the case may be, all of the other obligation under the Note and the Security

Agreement, and shall perform and comply in all respects with all applicable terms, conditions and covenants of this Agreement, the Note and the Security Agreement.

         (d) Other Debts; Taxes. The Company shall promptly make all payments of principal and interest as and when due under any other indebtedness of the Company and shall make payment of all other payment obligations of the Company in excess of $10,000 individually within fifteen (15) days of such payment obligations coming due and shall make payment of all other payment obligations of the Company within 30 days of such payments coming due; provided, however, that this covenant shall not be construed as permitting any other debt obligations of the Company or as permitting the making of any payments on account of any other debt obligations of the Company that are not otherwise permitted by the terms and conditions of this Agreement. The Company will pay and discharge all material taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any properties belonging to them, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might reasonably be expected to become a lien or charge upon any properties of the Company or cause a failure or forfeiture of title thereto; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings timely instituted and diligently conducted if they have maintained adequate reserves with respect thereto in accordance with GAAP.

         (e) Matters Concerning VLL Indebtedness. Prior to any Advance being made, the Company shall obtain the agreement of Venture Lending and Leasing ("VLL") in form and substance satisfactory to the Lender permitting the Lender to cure any monetary default by the Company with respect to the Company's indebtedness and other obligations to VLL under that certain Loan and Security Agreement, dated as of October 14, 2004, as amended (the "VLL Loan") and permitting the Lender to pay off and discharge the VLL Loan at any time the Note is outstanding, and that upon such pay off, all obligations to VLL by the Company under the VLL Loan shall be satisfied and discharged; provided, however, that this requirement shall not, however, be deemed to or construed as imposing any duty upon the Lender to cure any such defaults or any rights of any third parties with respect to any such defaults, or to make any payment to pay off and discharge the VLL Loan. Any funds made available by the Lender to the Company to permit the Company to cure any monetary default under, or to pay off and discharge, the VLL Loan shall immediately and automatically become indebtedness under the Note and the Total Loan Amount shall automatically be increased such amount without any further act or notice by either the Company or the Lender.

         (f) Protection of Collateral. The Lender shall take or cause to be taken all steps and perform or cause to be performed all actions reasonably necessary or appropriate to administer, supervise, preserve and protect the Collateral (as defined in the Security Agreement), and to maintain the Lenders' perfected security interest in the Collateral once such security interest is perfected. If the Company files with the United States Patent and Trademark
Office any applications or other documents relating to the Company's Intellectual Property (as defined in the Security Agreement), then the Company shall, no later than ten (10) days thereafter, notify the Lender in writing of any such action, and, at any time following the effectiveness of the security interest, upon the request of the Lender, the Company shall execute and file such collateral assignments and related documents in favor of the Lender, and otherwise cooperate with the Lender, to provide the Lender a valid and perfected priority security interest in and to all of Seller's Intellectual Property.

         (g) Insurance. The Company shall maintain, in full force and effect its existing insurance policies, with a lender loss payee clause in favor of the Lender.

         (h) No Distributions. Unless otherwise agreed in writing by Lender in advance or in connection with severance or retention payments in connection with the Merger Transaction, the Company shall not make any distributions of cash, securities or other property of the Company to any of its equityholders, whether such distribution would be characterized as a dividend or otherwise.

         (i) No Encumbrances. The Company shall not permit to exist against any of the Collateral or any of its other material assets (if any) any lien, mortgage, pledge, security interest, title retention device, or other encumbrance (collectively, "Liens"), except for those (i) Liens arising pursuant to this Agreement, the Note and the Security Agreement; (ii) Liens in existence as of the date hereof under the VLL Loan; (iii) Liens incurred with respect to the Note Purchase Agreement which are junior in terms of priority to the Liens in favor of the Lender; (iv) Liens for taxes and assessments not delinquent or actively being contested in good faith by the Company and for which the Company has adequate reserves; (v) deposits or pledges for goods or services made in the ordinary course of the Company's business; (vi) mechanics liens; (vii) liens that are junior in right of payment and collection and expressly subordinated to the Liens arising pursuant to this Agreement and the Security Agreement and
(viii) statutory liens affecting real property of landlords of the Company Seller (collectively such Liens permitted by clauses (i) through (viii) hereof, "Permitted Liens").

         (j) No Payments of Junior Debt. The Company shall not make any payments with respect to the indebtedness created or incurred under the Note Purchase Agreement unless all obligations then owing to the Lender under this Agreement, the Note and the Security Agreement shall have been first paid and discharged and the Note shall have been terminated and discharged in full.

         (k) No Sale, License or Other Disposal of Assets. The Company shall not in any manner sell, convey, lease, license, transfer or dispose of any equitable, beneficial or legal interest in any of the Collateral or any of the Company's other material assets (if any), except for equipment disposed of in the ordinary course of business for at least the estimated fair market value of such equipment as determined in good faith by the Company's board of directors

         (l) No Transactions Outside the Ordinary Course. The Company shall not enter into any agreements, obligations or commitments of any type, except in the ordinary course of business consistent with past practice and except for agreements, contracts or commitments which involve payment by the Company which individually do not exceed $10,000, and which collectively do not exceed $50,000.

         (m) Compensation Matters. The Company shall not increase or commit to increase the compensation payable or to become payable to its officers or employees except for increases in salary or wages in accordance with past practices or agreements listed on Schedule (m) and in effect as of the date of this Agreement, in amounts not to exceed for any individual 20% of the current salary or hourly wage of such individual, which are first discussed with the Lender.

      5. Certain Default Agreements. In addition to each of the Events of Default set forth in the Note, if the Company shall commit a breach of the Merger Agreement such that the Merger Agreement may be terminated by the Lender pursuant to Section 7.1(e) of the Merger Agreement, whether or not the Merger Agreement is in fact so terminated, then the Note shall be in default and subject to acceleration and all other remedies available to the Lender; provided, however, the Lender agrees that until the Merger Agreement is either terminated or consummated by its terms, the Lender shall forbear from its right to require the payment of all outstanding indebtedness under the Note for a period of 60 days from the date of termination of the Merger Agreement. For the avoidance of doubt, if the Merger is consummated no repayment shall be due under the Note.

      6. Miscellaneous.

         (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Lender.

         (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

         (c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

         (d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         (e) Assignment by the Company. Other than as contemplated in connection with the Merger 2 (as defined in the Merger Agreement), the rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender.

         (f) Entire Agreement. This Agreement together with Note, the Security Agreement, and each instrument or other agreement executed and delivered in connection therewith (collectively, "Transaction Documents") constitute and contain the entire agreement among the Company and the Lenders with regard to the subject matter hereof, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

         (g) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to the Lender, at 349 Oyster Point Blvd., South San Francisco, CA 94080, or at such other address as the Lender shall have furnished the Company in writing, or (ii) if to the Company, at One Corporate Drive, South San Francisco, CA, 94080, or at such other address or facsimile number as the Company shall have furnished to the Lender in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

         (h) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

                         [Signatures on following page]

      The parties have caused this Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.


                                  COMPANY:

                                  RAVEN BIOTECHNOLOGIES, INC.


                                  By:      /s/ George F. Schreiner
                                           -----------------------------------

                                  Name: George F. Schreiner

                                  Title:   Chief Executive Officer



                                  LENDER:

                                  VAXGEN, INC.


                                  By:      /s/ James P. Panek
                                           ------------------------------------

                                  Name: James P. Panek

                                  Title:   President and CEO

                                   SCHEDULE 1

                       SCHEDULE OF ADVANCES UNDER THE NOTE

o For each month, the Advance provided will reflect planned expenditure for the month ahead. Company shall provide a budget for each month prior to the drawdown date. Surplus amounts at the end of each month shall be credited against the following month's Advance.

o For each month, the Advance may be provided in both cash and in-kind services provided by Lender to Company, as may be agreed upon by Lender and Company pursuant to a Master Services Agreement ("MSA") to be negotiated in good faith prior to Closing. Under such MSA, the in-kind portion of such Advance shall consist of services provided by Lender technical personnel to Company, charged at actual salary for such personnel plus 90% to cover fringe benefits and overhead.

o The figures below represent good-faith estimates as to total amount of each Advance. These amounts will be corrected to reflect actual experience following that date of this Agreement, provided that, under no circumstances shall Lender be obligated to loan Company more than $6 million.

    Schedule of Advances:  indicative amounts:


    ($k) Date                  Total


         12.1.07               1,332

         1.1.08                1,355

         2.1.08                1,355

         3.1.08                1,310

         4.1.08                  655

                                   SCHEDULE 2

                                 USE OF PROCEEDS

o   Each Advance shall be used to cover normal operating expenses of Lender.

o No amount of any Advance may be used to cover severance expenses, bonus payments or transaction expenses of Lender or its stockholders.

o No amount of any Advance may be used to pre-pay any amount of the VLL Loan and no Advance shall be adjusted in amount for Lender to pre-pay any amount of the VLL Loan. In the event Lender determines at its sole election to pre-pay any amount of the VLL Loan, Lender shall so notify Company and VLL in accordance with the VLL Side Letter of even date herewith among VLL, Company and Lender, which amount when so paid by Lender shall be added to the Total Loan Amount and be evidenced by the Note and secured under the Security Agreement.

                                   SCHEDULE 3

                                      None.

                                    EXHIBIT A

                                  FORM OF NOTE

                             SECURED PROMISSORY NOTE


      $6,000,000                                              November  __, 2007



      For value received RAVEN BIOTECHNOLOGIES, INC., a Delaware corporation (the "Company") promises to pay to VAXGEN, INC., a Delaware corporation ("Lender") the principal sum of up to SIX MILLION DOLLARS ($6,000,000.00), plus any amounts paid to Venture Lending & Leasing IV, Inc. by the Lender on behalf of the Company to pay off and discharge the VLL Loan (as defined in the Loan Agreement), or such lesser amount as may be advanced hereunder (the "Commitment Amount"), together with simple interest on the outstanding principal amount from time to time outstanding hereunder at the rate of 8% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

      1. Loan Agreement. This note (the "Note") is issued to Lender pursuant to the terms of that certain Loan Agreement dated as of November __, 2007 (the "Loan Agreement") by and between the Company and Lender.

      2. Currency. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

      3. Secured Note. The obligations under this Note shall be secured by the Collateral, as defined in the Security Agreement attached hereto as Exhibit A.

      4. Payment on Maturity Date. Subject to Section 5 of the Loan Agreement, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date. As used herein, "Maturity Date" means the earliest of: (i) June 1, 2009, in the event the Merger has not closed by April 15, 2008 or such later date as the parties may have agreed to extend the time for closing the Merger under the Merger Agreement (the "Trigger Date") other than as a result of a breach by the Company under the Merger Agreement as provided in Section 7.1(e) of the Merger Agreement, a termination of the Merger Agreement as provided in Section 7.1(f) of the Merger Agreement, or the Company's termination of the Merger Agreement pursuant to Section 7.1(j) of the Merger Agreement, (ii) at Lender's election, within 10 days following termination of the Merger Agreement by the Company as provided in Section 7.1(j) of the Merger Agreement, (iii) upon the closing of a Razor Acquisition Transaction (as defined in the Merger Agreement), or (iv) immediately upon an Event of Default as set forth below.

      5. Mandatory Prepayments. If the Merger has not closed by the Trigger Date, then the Company shall pay Lender (i) 10% of any proceeds received by the Company up to $5 million in the aggregate from any equity or debt financing or from any business development transaction, and (ii) 20% of any proceeds received by the Company in excess of $5 million until all outstanding amounts owing under the Note shall have been paid in full. For the avoidance of doubt, by way of example only, in the event the Company receives $7 million in an equity financing, the Company shall pay the Lender $900,000.

      6. Fees. In the event of any default hereunder, Company shall pay all reasonable attorneys' fees and court costs incurred by Lender in enforcing and collecting this Note.

      7. Prepayment. The Company may prepay this Note at any time.

      8. Event of Default. The occurrence of any one or more of the following shall constitute an "Event of Default":

         (a) Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

         (b) Company shall materially default in its performance of any covenant under Section 4 of the Agreement;

         (c) Company shall materially default in its performance of any other covenant under the Agreement, or under this Note or the Security Agreement, in each case which breach is not cured within 15 days after receipt of notice of such breach from Lender;

         (d) Company shall commit a breach of the Merger Agreement which would permit the termination of the Merger Agreement by Lender pursuant to Section 7.1(e) of the Merger Agreement, whether or not the Merger Agreement is in fact so terminated;

         (e) Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

         (f) An involuntary petition is filed against Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect) or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Company.

      9. Waivers. Company hereby waives demand, notice, presentment, protest and notice of dishonor.

      10. Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

      11. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all of the Company's obligations to Venture Lending and Leasing pursuant that certain Loan and Security Agreement, dated as of October 14, 2004, as amended, in an amount not to exceed $1,500,000 (the "VLL Loan").

         (a) Acceleration; Enforcement Rights. Prior to the payment in full in cash of the VLL Loan, Lender shall have no right to accelerate the maturity of the amounts due under this Note or otherwise demand payment thereof, or enforce any claim with respect to the amounts due under this Note.

         (b) Other Indebtedness. No indebtedness other than that arising under the VLL Loan shall be senior in any respect to the indebtedness represented by this Note.

         (c) No Impairment. Subject to the rights, if any, of VLL with respect to the VLL Loan, under this Section 11 to receive cash, securities or other properties otherwise payable or deliverable to Lender and the other restrictions set forth in this Section 11, nothing contained in this Section 11 shall impair, as between Company and Lender, the obligation of Company, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable or shall prevent Lender, upon the occurrence of an Event of Default hereunder from exercising all rights, powers and remedies provided herein or by applicable law.

         (d) Lien Subordination. Any lien of Lender on any assets or property of Company or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all liens granted to VLL with respect to the VLL Loan or by law, notwithstanding the date or order of attachment or perfection of any such lien or the provisions of any applicable law. Until payment in full in cash of all amounts owing under the VLL Loan, Lender agrees that VLL may dispose of any or all of the collateral for the VLL Loan held and perfected by VLL free and clear of any and all liens in favor of Lender in accordance with applicable law including taking title to such collateral after notice to Lender.



                     [Remainder of page intentionally blank]

      The Company has caused this Note to be executed and delivered as of the date first set forth above.


                                         RAVEN BIOTECHNOLOGIES, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                 -------------------------------

                                    EXHIBIT B

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT


      This Security Agreement, dated as of November ___, 2007, ("Security Agreement"), is made by and among Raven biotechnologies, Inc., a Delaware corporation ("Grantor") and VaxGen, Inc., a Delaware corporation ("Secured Party").

                                    RECITALS

      A. Secured Party has made and may in the future make certain advances of money and extend certain financial accommodation to Grantor (collectively, the "Loan") as evidenced by that certain Secured Promissory Note executed by Grantor in favor of Secured Party ("Note") issued pursuant to that certain Loan Agreement dated November __, 2007 by and between Grantor and Secured Party (the "Loan Agreement").

      B. Secured Party is willing to make the Loan to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to the Secured Party this Security Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in order to induce the Secured Party to make the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

      1. Defined Terms. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

      "Bankruptcy Code" means Title 11 of the United States Code.

      "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

      "Copyright License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

      "Copyrights" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

      "Event of Default" means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations, or (ii) any material misrepresentation by Grantor when made or deemed made in any representation or warranty in this Security Agreement or any material breach by Grantor of any covenant set forth in Section 5 hereof, provided that Grantor has been given notice of such breach and has not cured such breach, if curable, within thirty days of such notice.

      "Intellectual Property" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

      "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

      "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "Loan Documents" shall have the meaning set forth in Section 6(a) below.

      "Patent License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

      "Patents"  means  all of the  following  in  which  Grantor  now  holds or hereafter acquires any interest: (a) all patents of the United States or any other country, all registrations and recordings thereof and all applications for patents of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all patents to issue from any such applications; (c) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (d) all petty patents, divisionals and patents of addition; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

      "Permitted Lien" shall have the meaning set forth in the Loan Agreement.

      "Proceeds"  means and includes any  "proceeds," as such term is defined in
Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any and all (a) Accounts, Chattel Paper, Instruments, Investment Property, cash or other forms of money, currency or funds or other property of any nature, type or land whatsoever payable to or renewable by Grantor from time to time in respect of the Collateral, including upon the sale, lease, license, exchange or other disposition of any Collateral,
(b) claims of Grantor against third parties arising out of the infringements of rights in any of the Collateral, including any claim (i) for past, present or future infringement of any Patent or Patent License, Copyright or Copyright License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (c) rights arising out of any of the Collateral, and (d) other property of any nature, type or kind whatsoever from time to time paid or payable under or in connection with, collected on, or distributed on account of, any of the Collateral.

      "Secured Obligations" means (a) the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy) the Note, and
(b) the obligation of Grantor to pay any fees, costs or expenses of the Secured Party under the Note, the Loan Agreement or this Security Agreement.

      "Security Agreement" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

      "Trademark License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

      "Trademarks" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

      "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of California (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect, which in the case of Article 9 shall include and refer to Revised Article 9 from and after the date Revised
Article 9 shall become effective in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

      In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: "Account", "Chattel Paper" (including tangible and electronic chattel paper), "Equipment" (including all accessions and additions thereto), "Instrument" and "Investment Property" (including securities and securities entitlements). Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

      2. Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Secured Party to cause the Loan to be made, Grantor, upon the termination of that certain Loan and Security Agreement and the Supplement thereto, both dated as of October 14, 2004, by and between Venture Lending & Leasing IV, Inc. and Grantor, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party a continued, first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "Collateral"):

          (a) All Intellectual Property of Grantor;

          (b) All Licenses of the Grantor related to the Intellectual Property of the Grantor; and

          (c) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and profits of each of the foregoing.

      Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include any License in which Grantor has any right, title or interest if and to the extent (a) such security interest is prohibited by or in violation of any law, rule or regulation applicable to Grantor or (b) such License includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such License to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such License or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such License as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Secured Party's unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such License and in any such monies and other proceeds of such License.

      3. Rights Of Secured Party; Collection Of Accounts.

          (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such License. Secured Party shall not have any obligation or liability under any License by reason of or arising out of this Security Agreement or the granting to the Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Secured Party may at any time, solely upon the occurrence and during the continuance of any Event of Default, notify parties to the Licenses of Grantor that the right, title and interest of Grantor in and under such Licenses have been assigned to the Secured Party and that payments shall be made directly to the Secured Party. Upon the request of the Secured Party, Grantor shall so notify such parties to such Licenses. Upon the occurrence and during the continuance of any Event of Default, the Secured Party may communicate with such parties to such Licenses to verify with such parties, to the Secured Party's satisfaction, the existence of, amounts payable under and terms of any such License.

      4. Representations And Warranties. Grantor hereby represents and warrants to the Secured Party that:

          (a) Except for the security interest granted to the Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of or has rights in each item of the Collateral.

          (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of the Secured Party pursuant to this Security Agreement and except for Permitted Liens.

          (c) Upon the effectiveness of the grant in Section 2, this Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights.

          (d) Grantor's organizational identification number is, and the chief executive office and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. If Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the State (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth on the signature page hereof.

          (e) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on Schedule B attached hereto. Grantor shall amend Schedule B from time to time within twenty (20) business days after the filing of any application for a Patent, Trademark or Copyright or the issuance of any Patent or registration of any Trademark or Copyright to reflect any additions to or deletions from this list. Except as set forth on Schedule B, none of the Patents, Trademarks or Copyrights has been licensed to any third party.

      5. Covenants. Unless the Secured Party otherwise consents in writing, Grantor covenants and agrees with the Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          5.1 Disposition of Collateral. Grantor shall not sell, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than the granting of non-exclusive Licenses in the ordinary course of Grantor's business.

          5.2 Change of Jurisdiction of Organization, Relocation of Business or Collateral. Grantor shall not change its jurisdiction of organization or relocate its chief executive office (except as allowed pursuant to Section 5.1 immediately above) from such address provided to the Secured Party pursuant to
Section 4(d) above without twenty (20) calendar days' prior written notice to the Secured Party.

          5.3 Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to the Secured Party under this Security Agreement.

          5.4 Registration of Intellectual Property Rights. Grantor shall promptly register or cause to be registered any Copyright, Patent or Trademark developed or acquired by Grantor after the date of this Security Agreement which, individually or in the aggregate, is material to the conduct of Grantor's business, with the United States Copyright Office or Patent and Trademark Office, as applicable, including, without limitation, any additions to the rights and interests of Grantor listed on Schedule B hereto, prior to the sale or licensing of any product containing such rights and interests.

          5.5 Notification Regarding Changes in Intellectual Property. Grantor shall:

          (a) promptly advise the Secured Party of any subsequent ownership right or interest of the Grantor in or to any Copyright, Patent, Trademark or License not specified on Schedule B hereto and shall permit the Secured Party to amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights;

          (b) promptly give Secured Party written notice of any applications or registrations of Intellectual Property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any; and

          (c) (i) give Secured Party not less than twenty (20) calendar days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such Intellectual Property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Secured Party may reasonably request for Secured Party to maintain its perfection and priority in such intellectual property rights to be registered by Grantor, and upon the request of Secured Party, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Grantor shall promptly provide Secured Party with (x) a copy of such applications or registrations, without the exhibits, if any, thereto, (y) evidence of the filing of any documents requested by Secured Party to be filed for Secured Party to maintain the perfection and priority of its security interest in such intellectual property rights, and (z) the date of such filing.

          (d) Secured Party may audit Grantor's Intellectual Property to confirm compliance with this Section 5.5, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, Secured Party shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this Section 5.5 to take but which Grantor fails to take, after ten (10) calendar days' notice to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the exercise of its rights under this Section 5.6.

          5.6 Defense of Intellectual Property. Grantor shall: (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use its best efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise the Secured Party in writing of material infringements detected and (iii) use its best efforts to not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of the Secured Party unless reasonable business practice would determine that any such abandonment is appropriate.

          5.7 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Secured Party may deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby and (b) at the Secured Party's request, filing or cooperating with the Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office. The Secured Party may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as described herein or words of similar effect to continue to perfect the security interest granted hereunder with respect to all or any of the Collateral in accordance with the grant hereof. Any such financing statements, continuation statements or amendments may be signed by the Secured Party on behalf of Grantor and may be filed at any time in any jurisdiction. Grantor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of Grantor.

      6. Rights And Remedies Upon  Default.  Beginning on the date which is five
(5) calendar days after any Event of Default shall have occurred and while such Event of Default is continuing:

          (a) The Secured Party may exercise all rights and remedies granted to the Secured Party under this Security Agreement, the Note, the Loan Agreement and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations (collectively, the "Loan Documents"), and all other rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event the Secured Party without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) prepare for sale, advertise for sale and sell (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral, use any Intellectual Property used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, assign, give an option or options to purchase or sell or otherwise dispose of said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any Secured Party's offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 6(d), below and only after so paying over such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, the Secured Party shall account for the surplus, if any, to Grantor. Grantor agrees that the Secured Party need not give more than twenty (20) calendar days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which the Secured Party is entitled from Grantor, Grantor also being liable for the attorney costs of any attorneys employed by the Secured Party to collect such deficiency.

          (b) Grantor also agrees to pay all fees, costs and expenses of the Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

          (c) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Party in the following order of priorities:


          First, to the Secured Party in an amount sufficient to pay in full the reasonable costs of the Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;


          Second, to the Secured Party in an amount equal to then unpaid Secured Obligations; and


          Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

      7. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      8. Miscellaneous.

          8.1 Waivers; Amendments. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and the Secured Party.

          8.2 Termination of this Security Agreement. Subject to Section 7 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations, and all security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon the termination of this Security Agreement, Secured Party shall execute and deliver to Grantor such documents (including UCC-3 termination statements and/or the authorization to file such UCC-3 termination statements) as the Grantor shall reasonably request to evidence such termination.

          8.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, any future holder of any of the indebtedness under the Note and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to the Secured Party hereunder.

          8.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of Grantor's State.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


                                                RAVEN BIOTECHNOLOGIES, INC., as
                                             Grantor

         ADDRESS OF GRANTOR

                                                By:_____________________________

         One Corporate Drive
                                                Printed Name:___________________
   South San Francisco, CA 94080

                                               Title:__________________________

         ORGANIZATIONAL IDENTIFICATION          JURISDICTION OF ORGANIZATION OF
NUMBER OF GRANTOR                            GRANTOR

 ________________________                       Delaware________________________



                                                VAXGEN, INC., as Secured Party



                                                By:_____________________________

                                                Printed Name:___________________

                                                Title:__________________________

                                   SCHEDULE A

              LIENS EXISTING ON THE DATE OF THIS SECURITY AGREEMENT

                                   SCHEDULE B

                              INTELLECTUAL PROPERTY




                                      B-13